Exhibit 3.177

State of Delaware Secretary of State
Division of Corporations
Delivered 04:11 PM 09/14/2011
FILED 03:46 PM 09/14/2011
SRV 111006207 — 5037922 FILE
CERTIFICATE OF INCORPORATION
OF
Reynolds Manufacturing, Inc.
*****
     FIRST: The name of the corporation is: Reynolds Manufacturing Inc. (the “Corporation”)
     SECOND: The Corporation’s registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.
     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is ten thousand (10,000) shares of Common Stock, par value $0.01 per share.
     FIFTH: The name and mailing address of the incorporator is as follows:
Joseph Doyle
Pactiv Corporation
1900 West Field Court
Lake Forest, IL 60045 USA
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
(a)	The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

(b)	The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

(c)	All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

(d)	The Board of Directors shall have the power without assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-laws or this Certificate of Incorporation otherwise provide.

(e)	No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
SEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.
IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand the 14th day of September 2011.

/s/ Joseph Doyle
Joseph Doyle
Incorporator

Delaware The First State	PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “REYNOLDS MANUFACTURING, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2011, AT 6:14 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5037922 8100 111056662	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9063774
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 09-29-11

State of Delaware Secretary of State Division of Corporations Delivered 06:20 PM 09/29/2011 FILED 06:14 PM 09/29/2011 SRV 111056662 — 5037922 FILE
STATE OF DELAWARE
CERTIFICATE OF CORRECTION
Reynolds Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:
1.	The name of the corporation is Reynolds Manufacturing, Inc.

2.	That a Certificate of Incorporation
(Title of Certificate Being Corrected)
was filed by the Secretary of State of Delaware on 09/14/2011 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.	The inaccuracy or defect of said Certificate is: (must be specific)

The name of the corporation in the first paragraph incorrectly reads “Reynolds Manufacturing Inc.”

4.	Article First of the Certificate is corrected to read as follows:
The name of the corporation is: Reynolds Manufacturing, Inc. (the “Corporation”)
IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction to be executed this 29th day of September, A.D. 2011.

By:	/s/ Joseph E. Doyle
Authorized Officer
Name: Joseph E. Doyle Title: Incorporator